Exhibit 99.1

ARTISTdirect Files Year-End 2008 Financial Results

Company Reports Subsequent Restructuring of Capital Structure in January 2009

Los Angeles, CA — ARTISTdirect, Inc., (OTCBB: ARTD), a digital media technology company, today announced the availability of year-end 2008 financial results and the filing of its Form 10-K on April 15, 2009.

ARTISTdirect reported 2008 revenues of $12.1 million versus $24.2 million for 2007. Gross profit for the same period was $1.8 million for 2008 against $9.5 million for 2007.

Since the end of the 2008 fiscal year, ARTISTdirect has made great strides to enhance its capital structure. On January 30, 2009, the Company paid off its senior debt and subordinated debt with a combination of cash, shares of restricted stock and new five-year subordinated notes. The total principal amount of senior and subordinated debt eliminated from the Company’s balance sheet was approximately $13 million of senior debt and approximately $27.6 million of subordinated debt.  The Company’s stockholders’ equity was increased as a result of these transactions.

ARTISTdirect is also actively seeking acquisition targets to complement its current business segments.  On March 30, 2009 the Company acquired the MediaSentry unit of SafeNet, Inc.  MediaSentry provides the world’s largest entertainment and media companies with the most effective means available to globally detect, track, and deter the unauthorized distribution of their digital content.  This acquisition complements ARTISTdirect’s MediaDefender segment, creating a true powerhouse in the field of intellectual property protection.

“Given the challenges facing the advertising and music industry, as well as the economy in general over the past year, ARTISTdirect is laying the foundation for solid growth going forward,” said Dimitri Villard, Chief Executive Officer. “After the successful restructuring of our capital structure in January 2009 we believe we are in an excellent position to grow organically and acquire strategically related businesses, such as MediaSentry, to build a diversified media technology company.  We expect our commitment to controlling costs, expanding our existing advertising and E-commerce sales channels, and further restructuring and rebranding of our business units, should lead to better performance in 2009 for both ARTISTdirect and our shareholders.”

About ARTISTdirect, Inc.

ARTISTdirect, Inc. is a holding company with two operating subsidiaries:

About MediaDefender, Inc.

Founded in 2000, MediaDefender was the first company to provide intellectual property protection (“IPP”) services. MediaDefender, Inc. provides IPP services to major motion picture studios, record labels, television networks, gaming companies and software publishers. With the acquisition of MediaSentry, MediaDefender is the premier provider of IPP services as well as business intelligence derived from monitoring and analyzing consumer behavior on peer-to-peer networks, as well as viral marketing services to advertising agencies and other clients.

About ARTISTdirect Internet Group, Inc.

Artist Direct Internet Group controls some of the Internet’s leading consumer music and entertainment information properties. Its flagship website http://www.ARTISTdirect.com is the premier destination for all things related to music and film and their artists. Through its rich, multimedia repository of contextually relevant information and entertainment, the company creates deep connections between artists and fans that deliver benefits to both the entertainment consumer and the entertainment industry. ARTISTdirect.com receives over 3 million unique visitors per month while the ARTISTdirect Network, a family of related Web sites, draws more than 12.4 million monthly unique visitors. Featuring the latest hit videos, streams, free downloads, breaking news, in-depth interviews with musicians, actors, filmmakers and film score composers, a huge data base filled with biographies and discographies plus hard-to-find information, as well as CDs, concert and movie tickets for purchase, ARTISTdirect.com is the ultimate resource for anyone with an appetite for finding new and interesting content about their favorite artists and their music and films. ADIG’s other properties include the legendary Ultimate Band List, http://www.UBL.com, one of the web’s first music properties.

Forward-Looking Statements

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond the Company’s control that could cause actual events and results to differ materially from these statements. These risks include, without limitation, that there can be no assurance that any strategic opportunities will be available to the Company and that any strategic opportunities may only be available on terms not acceptable to the company. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. ARTISTdirect undertakes no obligation to update publicly any forward-looking statements.

Company Contact

ARTISTdirect, Inc.

Dimitri Villard, CEO

310-956-3309

dimitri.villard@artistdirect.com

Financial Communications Contact

Trilogy Capital Partners

Darren Minton, Vice President

Toll-free: 800-592-6067

info@trilogy-capital.com